EXHIBIT D
                           BOARD MEETING MINUTES APPOINTING
                        NEW PRESIDENT AND ADDITIONAL DIRECTOR

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                           MINUTES OF DIRECTORS MEETING
                                          OF
                            MEDCARE TECHNOLOGIES, INC.
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    A meeting of the Board of Directors of MedCare Technologies, Inc. was held on the 8th day of July, 1997 at 3:00 p.m. at the offices located at 400 Burrard Street, Suite 1400, Vancouver, B.C.

    Present and participating at the meeting, either in person or telephonically, were Mr. Harmel S. Rayat, Ms. Valerie Boeldt-Umbright, Dr. Michael Blue, Ms. Diane Nunziato and Mr. Kundan S. Rayat, being all of the Directors of the Company. Mr. Harmel S. Rayat, the President, chaired the meeting and Mr. Kundan S. Rayat, the Secretary, read the minutes of the last regular meeting and they were approved.

    The first item of discussion brought before the board was the appointment of Mr. Jeff Aronin as a Director of the Company. After motion duly made, seconded and unanimously carried with all in favor, it was;

     RESOLVED, that Mr. Jeff Aronin be appointed as a Director of the Company.

     The next item of business to be brought before the Board of Directors was the election of new officers of the Company. After a thorough discussion, it was agreed that Mr. Jeff Aronin be President and Chief Operating Officer in the place of Mr. Harmel S. Rayat and that Mr. Harmel S. Rayat be Chairman and Chief Executive Officer. Upon motion duly made, seconded and unanimously carried with all in favor, it was;

     RESOLVED, that Mr. Jeff Aronin be President and Chief Operating Officer and Mr. Harmel S. Rayat be Chairman and Chief Executive Officer.

    There being no further business and upon motion duly made and seconded, the meeting was adjourned.


/s/ Kundan S. Rayat
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Mr. Kundan S. Rayat, Secretary